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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 20, 2003

                            PLASTIPAK HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                     333-73552                   38-2418126
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    (State or other                (Commission                (IRS Employer
    jurisdiction of                File Number)             Identification No.)
    incorporation)


                  9135 General Court, Plymouth, Michigan 48170
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (734) 455-3600
                                 --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events and Required FD Disclosure.

         Plastipak Holdings, Inc. is obligated to pay an aggregate $10,000 of special interest to the holders of $50 million principal amount of its unregistered 10.75% Senior Notes due 2011 that are the subject of a pending exchange offer scheduled to expire May 21, 2003. The Senior Notes with respect to which special interest is payable currently trade under CUSIP No. 727610AA5. The special interest is payable under the Exchange and Registration Rights Agreement dated September 25, 2002 by and between Plastipak, the guarantors of the Senior Notes and Goldman Sachs & Co. because the registration statement on Form S-4 for Plastipak's pending exchange offer for these Senior Notes was not declared effective by the Securities and Exchange Commission until four (4) weeks following the Effectiveness Target Date (as defined in the Exchange and Registration Rights Agreement).

         Plastipak has declared a special record date of May 21, 2003 for the payment of special interest to its Senior Note holders trading under CUSIP No. 727610AA5 in order to satisfy its obligations to pay special interest under Exchange and Registration Rights Agreement. Plastipak will pay the special interest on June 6, 2003.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Plastipak Holdings, Inc.



Dated:  May 20, 2003                       By:  /s/ Michael J. Plotzke
                                                ----------------------
                                                  Michael J. Plotzke
                                                   Treasurer and Chief Financial
                                                    Officer


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